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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  JULY 31, 2006
                        (Date of earliest event reported)

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-51910                  22-3720962
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


  55 MADISON AVENUE, SUITE 300, MORRISTOWN, NEW JERSEY          07960
        (Address of principal executive offices)             (Zip Code)


                                  973-290-0080
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                TABLE OF CONTENTS

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index


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ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On July 31, 2006, Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), UniqueScreen Media, Inc., a Delaware corporation ("USM"), the USM stockholders named therein (the "USM Stockholders") and Granite Equity Limited Partnership, as Stockholder Representative, closed the transactions under the Stock Purchase and Sale Agreement dated July 6, 2006 (the "Purchase Agreement") among the parties. The transaction is referred to herein as the "USM Transaction." The Company acquired all of the issued and outstanding stock of USM from the USM Stockholders for a combination of an aggregate of 974,184 shares of the Company's Class A common stock (the "Stock Payment"), $1 million in cash (the "Cash Payment"), and promissory notes issued by the Company in favor of the USM Stockholders in the principal amount of approximately $5.2 million (the "Promissory Notes"). The Company also agreed to pay to the USM Stockholders certain amounts, up to a maximum of $1 million, in cash or the equivalent of the Company's Class A common stock, at the Company's sole discretion, if certain conditions are met. In addition, the Company entered into a Registration Rights Agreement with the USM Stockholders, pursuant to which the Company has granted the USM Stockholders certain rights to register the resale of all of the Class A common stock issued in connection with the transaction. The Company also assumed approximately $5.8 million of USM's debt, primarily relating to USM's revolving credit facility which contains a cash sweep repayment feature relating to cash on hand.

     USM's business provides pre-feature entertainment and advertising content to motion picture exhibitors in North America which is displayed prior to the advertised showtime of feature motion pictures. Based on its audited results, USM had revenues of approximately $17 million and net income of approximately $710,000 for the fiscal year ended December 31, 2005. Net income for the fiscal year ended December 31, 2005 included the impact of net interest expense, income tax benefit and depreciation and amortization of approximately $400,000,
$260,000 and $1.5 million, respectively. Based on its preliminary unaudited results, for the six months ended June 30, 2006, USM's revenues were approximately $9 million with a net loss of approximately $449,000 which included certain expenses principally related to an expanded sales force to support USM's growth and other strategic initiatives. Net loss for the six month period ended June 30, 2006 included the impact of net interest expense, income taxes and depreciation and amortization of approximately $250,000, $18,000 and $839,000, respectively. Management does not anticipate losses to continue, although there can be no assurance as to the performance of USM for the remainder of 2006 or beyond.

     A copy of the press release announcing the closing of the USM Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

     The Company will file the financial statements for the Company required by this Item 9.01(a) by October 10, 2006.

(b) Pro forma financial information.

     The Company will file the pro forma financial  information required by this
Item 9.01(b) by October 10, 2006.

(c) Exhibits.

    The following exhibit is furnished as part of this report:


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    99.1  Access  Integrated  Technologies,  Inc. press release,  dated July 31,
          2006.



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                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Dated as of August 3, 2006
                              ACCESS INTEGRATED TECHNOLOGIES, INC.


                              By: /s/ Gary S. Loffredo
                                 -----------------------------------------------
                              Name:   Gary S. Loffredo
                              Title:  Senior Vice President--Business Affairs,
                                      General Counsel and Secretary








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                                  EXHIBIT INDEX


 99.1   Access Integrated Technologies, Inc. press release, dated July 31, 2006.



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